Exhibit 4.2

SUPPLEMENTAL INDENTURE

Dated as of February 27, 2006

to

INDENTURE

Dated as of February 9, 2001

between

ABBOTT LABORATORIES,

and

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

(as successor in interest to Bank One Trust Company, N.A.),

as Trustee

Providing for an Amendment to the Indenture

SUPPLEMENTAL INDENTURE, dated as of February 27, 2006, between ABBOTT LABORATORIES, corporation duly organized and existing under the laws of the State of Illinois (herein called, the “Company”), having its principal office at 100 Abbott Park Road, Abbott Park, Illinois 60064-6400, and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to Bank One Trust Company, N.A.), a national banking association duly organized and existing under the laws of the United States of America, as Trustee (the “Trustee”).

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Indenture, dated as of February 9, 2001 (the “Indenture”), in relation to the issuance from time to time of its unsecured debentures, notes or other evidence of indebtedness (the “Securities”) to be issued in one or more series as in the Indenture provided;

WHEREAS, Bank One Corporation, a Delaware corporation, was merged with and into J.P. Morgan Chase & Co. (“J.P. Morgan”), with J.P. Morgan surviving the merger (the “Merger”);

WHEREAS, as a result of the Merger, J.P. Morgan Trust Company, National Association became the successor in interest to Bank One Trust Company, N.A. (the “Trustee Change”);

WHEREAS, Section 9.1 of the Indenture provides that the Company and the Trustee together may amend or supplement the Indenture without notice to or consent of any Holders to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b);

WHEREAS, the Company and the Guarantors desire to supplement the Indenture to reflect the Trustee Change;

NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt of which is hereby acknowledged, each party hereby agrees, for the equal and ratable benefit of each of the Holders, as follows:

SECTION 1

DEFINITIONS

Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture.  The words “herein,” “hereof,” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section thereof.

SECTION 2

OPERATION OF AMENDMENTS

Upon the execution and delivery of this Supplemental Indenture by the Company and the Trustee, the Indenture shall be amended and supplemented in accordance herewith, and this

Supplemental Indenture shall be a part of the terms and conditions of the Indenture for any and all purposes, and the terms and conditions of both shall be read together as though they constitute one and the same instrument, except that in the case of conflict, this Supplemental Indenture will control.  Every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby, as amended and supplemented.

SECTION 3

AMENDMENTS TO THE INDENTURE

Section 3.1             Amendment to the Title of the Indenture.

(a)  The title set forth on the cover page of the Indenture is amended in its entirety as follows:

ABBOTT LABORATORIES

TO

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

(as successor in interest to Bank One Trust Company, N.A.)

Trustee

INDENTURE

Dated as of February 9, 2001

(b)  The first paragraph on page 1 of the Indenture is amended to read in its entirety as follows:

INDENTURE, dated as February 9, 2001 between Abbott Laboratories, a corporation duly organized and existing under the laws of the State of Illinois (herein called the “Company”), having its principal office at 100 Abbott Park Road, Abbott Park, Illinois 60064-6400, and J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A.), a national banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the “Trustee”).

Section 3.2             Amendment to Forms of Notes.  The first paragraph of Section 2.3 of the Indenture is amended to read in its entirety as follows:

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more

series under an Indenture, dated as of                           (herein called the “Indenture”), between the Company and J.P. Morgan Trust Company, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof[, limited in aggregate principal amount to $                       ].

Section 3.3             Amendment to Forms of Certificates of Authentication.

(a)  With respect to any Securities executed and authenticated after the date of this Supplemental Indenture, Section 2.5 of the Indenture is amended to read in its entirety as follows:

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

J.P. MORGAN TRUST COMPANY,
NATIONAL ASSOCIATION
As Trustee

By:
Authorized Officer

(b)  With respect to any Securities executed and authenticated after the date of this Supplemental Indenture, the form of alternate certificate of authentication referred to in the final paragraph of Section 6.14 of the Indenture is amended to read as follows:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

J.P. MORGAN TRUST COMPANY,
NATIONAL ASSOCIATION
As Trustee

By:
As Authenticating Agent

By:
Authorized Officer

SECTION 4

MISCELLANEOUS

Section 4.1             Full Force and Effect.  Except as they have been modified by this Supplemental Indenture, each and every provision of the Indenture shall continue in full force and effect, and all references to the Indenture shall be deemed to mean the Indenture as amended pursuant hereto.

Section 4.2             Responsibility for Recitals, Etc.  The recitals herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 4.3             Trustee Reliance.  The Trustee enters into this Supplemental Indenture in reliance on an opinion of counsel, as contemplated by Section 9.3 of the Indenture, and makes no independent determination that this Supplemental Indenture is authorized or permitted by the Indenture.

Section 4.4             Provisions Binding on the Company’s Successors.  All the covenants, stipulations, promises and agreements contained in this Supplemental Indenture made by the Company shall bind its successors and assigns whether so expressed or not.

Section 4.5             New York Contract.  This Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without regard to principles of conflict of interest.

Section 4.6             Execution and Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts together constitute but one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

ABBOTT LABORATORIES

By:	/s/ Greg Linder
Name: Greg Linder
Title: Vice President & Controller

JP MORGAN TRUST COMPANY,
NATIONAL ASSOCIATION, as Trustee

By:	/s/ Benita A. Vaughn
Name: Benita A. Vaughn
Title: Vice President